UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
______________________

           Date of Report
           (Date of earliest
           event reported): June 25, 2020

Mayville Engineering Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-38894	39-0944729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  715 South Street, Mayville, Wisconsin 53050
(Address of principal executive offices, including zip code)

           (920) 387-4500
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.

Due to the coronavirus (COVID-19) pandemic, the Mayville Engineering Company, Inc. 401(k) Plan (the “Plan”) is filing this Current Report on Form 8-K to avail itself of an extension to file its Annual Report on Form 11-K for the plan year ended December 31, 2019 (the “Report”).  The Plan is relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities and Exchange Act of 1934, as amended, dated March 25, 2020 (Release No. 34-88465).
As previously reported, Mayville Engineering Company, Inc. (the “Company”), which is the sponsor of the Plan, has taken cost reduction measures in response to the impact of the COVID-19 pandemic on its business including forced vacation, temporary layoffs, permanent layoffs, and other ad-hoc measures. In addition, the pandemic has disrupted normal interactions with accounting personnel, legal advisors and others involved in the preparation and review of the Report. The Plan expects to file the Report no later than August 14, 2020, which is 45 days from the Report’s original filing deadline of June 30, 2020.
The Company included a risk factor under Part II, Item 1A of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), regarding the impact of COVID-19 on its business, which risk factor is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYVILLE ENGINEERING COMPANY, INC.

Date:  June 25, 2020               By:  /s/ Todd M. Butz
Todd M. Butz
Chief Financial Officer